Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND

REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM

THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDED & RESTATED EXCLUSIVE LICENSE AGREEMENT

Re: [***]

This Amended and Restated Exclusive License Agreement (hereinafter called “Agreement”), to be effective as of the 11th day of May 2020 (hereinafter called “Agreement Date”), is by and between Baylor College of Medicine (hereinafter called “BCM”), a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and ALLOVIR, INC. (formerly ViraCyte, LLC), a corporation organized under the laws of Delaware and having a principal place of business at 2925 Richmond Ave., Suite 1274, Houston, Texas, 77098 and its Affiliates (hereinafter, collectively referred to as “LICENSEE”). BCM and LICENSEE are sometimes referred to herein individually as a “Party” and are sometimes referred to herein collectively as the “Parties”.

WITNESSETH:

WHEREAS, BCM’s mission is to advance human health through the integration of education, research, patient care and community service; and

WHEREAS, BCM owns, in some cases as the sole owner and in other cases as a joint owner, the Subject Technology and Patent Rights, as each term is defined below; and

WHEREAS, on June 30, 2017, BCM and LICENSEE entered into an Exclusive License Agreement (the “Original Agreement”) whereby BCM granted a royalty bearing, worldwide, exclusive license to BCM’s rights in the Subject Technology and Patent Rights to LICENSEE on the terms set forth therein; and

WHEREAS, BCM and LICENSEE now seek to amend and restate the Original Agreement to include as Subject Technology and Patent Rights new technology developed by BCM under sponsored research agreements with LICENSEE, reflect LICENSEE’s recent acquisition from [***] of [***]’s right, title and interest in and to the PC Patents (defined below), and include other changes that the Parties mutually agree upon.

NOW, THEREFORE, for and in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1. DEFINITIONS AS USED HEREIN

1.1 The term “Affiliates” shall mean any corporation, partnership, joint venture or other entity which LICENSEE, directly or indirectly, owns or controls by LICENSEE’s ownership of at least fifty percent (50%) of the entity’s common stock or other ownership.

1.2 The term “Agreement” shall have the meaning given such term in the first paragraph of this Amended and Restated Exclusive License Agreement.

1.3 The term “Agreement Date” shall have the meaning given such term in the first paragraph of this Amended and Restated Exclusive License Agreement.

1.4 The term “Annual Progress Report” shall have the meaning given such term in Section 5.1.

1.5 The term “Applicable Law” shall mean any United States federal, state, local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any governmental order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.6 The term “BCM” shall have the meaning given such term in the first paragraph of this Agreement.

1.7 The term “BCM Claims” shall have the meaning given such term in Section 16.1 (i).

1.8 The term “Commercially Reasonable Efforts” means with respect to the performing Party, its Affiliates and its Sublicenses, a level of efforts and resources, not less than reasonable efforts and resources, that is consistent with the efforts and resources utilized by Persons of similar size, type and stage of development to develop and commercialize products similar to the Licensed Products, as applicable, and would typically devote to a product or compound owned by it or to which it has the rights of the type it has hereunder, taking into account scientific and commercial factors, including the competitiveness of alternative third party products in the marketplace, the patent or other proprietary position of the Licensed Product(s), the regulatory requirements involved and the potential profitability of the Licensed Product(s) marketed or to be marketed.

1.9 The term “Confidential Information” shall mean any proprietary and secret ideas, technical information, know-how and commercial information or other similar proprietary and secret information that are owned by the Disclosing Party. The term “Confidential Information” is further defined in Section 17 below.

1.10 The term “Developers” shall mean the inventors identified below in connection with each listed invention:

[***]

1.11 The term “Disclosing Party” shall mean the Party disclosing Confidential Information to the other Party.

1.12 The term “Field” shall mean [***].

1.13 The term “GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

1.14 The term “Indemnified Parties” shall have the meaning given such term in Section 16.1(i).

1.15 The term “Infringement Claim” shall have the meaning given such term in Section 9.9.

1.16 The term “Instituting Party” shall have the meaning given such term in Section 9.7(i).

1.17 The term “[***]” shall mean [***].

1.18 The term “[***]” shall mean [***].

1.19 The term “[***]” shall mean [***].

1.20 The term “Legal Costs” shall mean all reasonable legal fees and expenses, filing or maintenance fees, assessments and all other costs and expenses related to prosecuting, obtaining and maintaining patent protection on the Patent Rights in the United States and foreign countries.

1.21 The term “Licensed Product(s)” shall mean any product, process or service that incorporates, utilizes or is made with the use of the Subject Technology and/or Patent Rights.

1.22 The term “LICENSEE” shall have the meaning given such term in the first paragraph of this Agreement.

1.23 The term “Major Markets” would be any of US, Germany, Italy, France, Spain, The United Kingdom, or Japan.

1.24 Reserved.

1.25 The term “Marketing Authorization(s)” shall mean all approvals necessary from the Federal Drug Administration (FDA) or foreign equivalent to permit a Party or its sublicense(s) to market and sell a Licensed Product in a particular country, including, without limitation, a New Drug Application and Biologics License Application.

1.26 The term “Matched” shall include haplo-identical, matched unrelated, and matched related donors.

1.27 The term “Net Sales” shall mean on a country-by-country and License Product-by-Licensed Product basis, with respect to any period for each country, the gross amounts invoiced by LICENSEE or its Sublicensees, (each, a “Selling Party”) to unrelated third parties for sales of a Licensed Product in the Field in such country, less the following deductions to the extent included in the gross invoiced sales price for such Licensed Product or otherwise directed paid, incurred, allowed, accrued or specifically allocated, and documented by the Selling Parties with respect to the sale of such Licensed Product in such country:

(i) discounts, including customary trade, quantity or cash discounts, credits adjustments or allowances, including those granted on account of price adjustments, billing errors, rejected goods, or damaged goods;

(ii) rebates and chargebacks allowed, given or accrued (including cash, governmental and managed care rebates, hospital or other buying group chargebacks, cash and non-cash coupons, retroactive price reductions, and governmental taxes in the nature of a rebated based on usage levels or sales of such Licensed Product);

(iii) sales, excise, turnover, inventory, value-added, import, export, excise (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Action of 2010 (Pub. L. No. 111-48) and other comparable laws) and other taxes levied on, absorbed, determined or imposed with respect to the sale of such Licensed Product (excluding income or net profit taxes or franchise taxes of any kind);

(iv) reasonable charges for delivery or transportation of Licensed Products to customers through the use of third party delivery or transportation services, if separately stated.

Net Sales will be determined in accordance with GAAP. Without limiting the generality of the foregoing, transfers of dispositions of a Licensed Product for charitable, promotional (including samples), pre-clinical, clinical, or regulatory purposes will be excluded from Net Sales, as will sales or transfers of a Licensed Product among the Selling Parties.

Subject to the above deductions, Net Sales shall be deemed to occur on, and only on, the first sale by a Selling Party to a non-sublicensee third party. If non-monetary consideration is received by a Selling Party for the Licensed Product in the relevant country, Net Sales will be calculated based on the average price charged for such Product, as applicable, during the preceding period, or in the absence of such sales, the fair market value of the Licensed Product, as applicable, as determined by the Parties in good faith.

1.28 The term “Non-Instituting Party” shall have the meaning given such term in Section 9.7(i).

1.29 The term “Off The Shelf Format” shall mean where each donor is used, or intended to be used, to provide therapeutic product for more than one (1) patient.

1.30 The term “Original Agreement Date” shall mean June 30, 2017.

1.31 The term “Party” shall mean either LICENSEE or BCM, and “Parties” shall mean LICENSEE and BCM.

1.32 The term “Patent Rights” shall mean BCM’s ownership rights, in certain cases sole ownership rights and in other cases joint ownership rights, and BCM’s license rights in the patent applications and patents or parts thereof claiming Subject Technology or the use of Subject Technology or materials developed with the use of Subject Technology, including, the patent applications and patents listed in Appendix A, which may be amended and updated from time to time, and any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part (to the extent the claims in the continuations-in-part are directed to the subject matter described in the patent applications and patents listed in Appendix A), substitutions, and all patents granted thereon and extensions thereof, and all other counterpart, pending or issued patents in all other countries.

1.33 The term “PC Patents” shall mean [***], including any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part to the extent the claims are directed to subject matter specifically described in the aforementioned patent application and are dominated by the claims of the existing PC Patents, and extensions thereof, and all other counterpart, pending or issued patents thereof in all other countries. As of the Effective Date, the PC Patents specifically include the patents and/or patent applications identified in Appendix A.

1.34 The term “Person” shall mean any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, university, college, governmental authority or other entity of any kind.

1.35 The term “Receiving Party shall mean the Party receiving Confidential Information from the other Party.

1.36 The term “Royalties” shall have the meaning given such term in Section 4.3.

1.37 The term “Sponsored Research” shall mean the research performed pursuant to the Sponsored Research Contracts numbers [***] between the Parties dated [***] and [***] and all amendments thereto.

1.38 The term “Subject Technology” shall mean (a) the technical, scientific information, methods, processes, techniques, data and results, in all cases, whether or not confidential or proprietary, in written, electronic or other forms, directly related to the Patent Rights, and (b) all BCM Confidential Information that is (i) developed by the Developers and owned or controlled by BCM as of the Agreement Date, including, but not limited to, the Confidential Information identified in Appendix B, or (ii) created by BCM during the term of the Sponsored Research pertaining to the Field as a result of the conduct of BCM’s activities contemplated by the Sponsored Research, in each case ((i)-(ii)), together with any progeny, mutants or derivatives thereof created or supplied by BCM or created by LICENSEE.

1.39 The term “Sublicensee” shall mean any third party to which LICENSEE or its Affiliates grants any or all of the rights licensed by BCM to LICENSEE under Section 2.1, excluding [***], its affiliates or its sublicensees. BCM acknowledges and agrees that [***] has a worldwide, exclusive, royalty free license, with the right to sublicense in multiple-tiers of sublicense, under BCM’s co-ownership interest with LICENSEE in the PC Patents, in the [***] Exclusive Field and [***] Non-Exclusive Field.

1.40 The term “Sublicensing Revenue” shall mean all (i) cash, (ii) sublicensing fees and (iii) all other payments and the cash equivalent thereof, which are paid to LICENSEE by the Sublicensees of its rights hereunder, but excluding the following payments:

(i) payments made in consideration for the issuance of equity or debt securities of LICENSEE to the extent not exceeding the fair market value thereof;

(ii) that portion of payments for direct or fully burdened expenses (collectively not to exceed [***] of direct expenses) associated with research or development as calculated in accordance with GAAP, to the extent that such expenses are separately listed and part of the sublicense;

(iii) royalties on sales of Licensed Products by the Sublicensee (payment for which has been otherwise provided in Section 4.3 herein); and

(iv) payments for supply of Licensed Products for use in clinical trials by or on behalf of, or for resale by, the Sublicensee.

1.41 The term “Term” shall have the meaning given such term in Section 10.

1.42 The term “Third Party Activities” shall have the meaning given such term in Section 9.7.

1.43 The term “Valid Claim” shall mean, with respect to a particular country, (a) a claim of a pending patent or patent application claiming priority to any Patent Right that has been pending for no more than [***] following the earliest national stage filing date for such patent or patent application and that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling or (b) a claim of an issued and unexpired patent included within the Patent Rights claiming an invention, which has not been revoked, or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal and which has not been cancelled, withdrawn, abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. For clarity, a claim of a patent that ceased to be a Valid Claim before it issued because it had been pending too long, but subsequently issued and is otherwise described by clause (a) of the foregoing sentence shall again be considered to be a Valid Claim once it issues; provided that with respect to the payment of any royalties if said claim with said pendency period subsequently issues said pending claim, shall be considered a Valid Claim, during the entire pendency period in the Patent Rights. A Licensed Product is covered by a Valid Claim if its registration, manufacture, use, sale, offer of sale, marketing, commercialization, distribution, importation or exportation by LICENSEE in a given country would, but for the rights granted by BCM to LICENSEE under this Agreement infringe such Valid Claim.

2. GRANT OF LICENSE

2.1 License Grant. Subject to the reservation of rights set forth in Section 2.2, BCM hereby grants to LICENSEE:

(a) an exclusive, except as to the [***] Non-Exclusive Field, worldwide, sublicensable (in multiple-tiers of sublicense) license under BCM’s rights in the Patent Rights and Subject Technology; and

(b) an exclusive, worldwide, sublicensable (in multiple-tiers of sublicense) sublicense under all of the intellectual property rights (including, for clarity, all of the patent rights) that are exclusively licensed to BCM by [***] under the [***], attached as Appendix E, in each case ((a)-(b)), to make, have made, use, market, sell, offer to sell, lease, import and export Licensed Products in the Field, provided that, with respect to the PC Patents, the license grant in part (a) shall be limited to the [***] Exclusive Field and the [***] Non-Exclusive Field.

2.2 Restrictions on License. The grant in Section 2.1 shall be further subject to, restricted by and be non-exclusive with respect to:

(i) the making or use of the Subject Technology and Patent Rights by BCM for non-commercial research, patient care, teaching and other educationally related purposes;

(ii) the making or use of the Subject Technology and Patent Rights by the Developers for non-commercial research purposes at academic or research institutions;

(iii) any non-exclusive license of the Subject Technology and/or Patent Rights that BCM grants to other academic or research institutions for non-commercial research purposes;

(iv) the making or use of the Subject Technology and Patent Rights by academic and research institutions for non-commercial research purposes; and

(v) any nonexclusive license of the Subject Technology and/or Patent Rights that BCM is required by law or regulation to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America.

2.3 Government Reservation. Rights under this Agreement are subject to rights required to be granted to the Government of the United States of America pursuant to 35 USC Sections 200-212, including a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject inventions throughout the world.

2.4 No Implied Licenses. Except as otherwise specifically set forth herein, only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license or other intellectual property rights shall be created by implication in any patents, technology and/or Confidential Information owned by BCM or controlled by BCM with the right to license, even if such patents, technology, or Confidential Information is necessary to exploit the Subject Technology and/or Patent Rights.

3. DILIGENCE

LICENSEE will, and will cause its Affiliates and each of its Sublicensees to, use Commercially Reasonable Efforts to develop and commercialize Licensed Product(s) in the Major Markets as soon as practicable.

Beginning on [***] of the Agreement Date and continuing [***] until the [***], LICENSEE will, and will cause its Affiliates and each of its Sublicensees to provide annual summary updates to BCM summarizing the activities undertaken by LICENSEE, its Affiliates and each of its Sublicensees to continue the development and commercialization of the Licensed Products. In the event that BCM determines that LICENSEE or its Affiliates and its Sublicensees have not used Commercially Reasonable Efforts to continue the development and commercialization of Licensed Products, BCM will have the right to provide a written request to LICENSEE to provide further written evidence that LICENSEE, its Affiliates and each of its Sublicensees has undertaken continual and regular activities to continue the Licensed Products development and commercialization. In the event that LICENSEE is unable to show that it, its Affiliates and/or each of its Sublicensees have undertaken such continual regular activities to develop and commercialize the Licensed Products, then LICENSEE (on behalf of it and its Affiliates and each of its Sublicensees) will have an obligation to provide a detailed development plan to BCM for the continued development and commercialization of the Licensed Products, and would thereafter provide summary updates of activities every [***]. If such activities thereafter continued to show a lack of Commercially Reasonable Efforts for the development and commercialization of the Licensed Products, then BCM would have the right to terminate the license. The Parties agree that if they are unable to agree as to whether the evidence provided by LICENSEE (on behalf of it and its Affiliates and each of its Sublicensees) shows continual and regular activities to continue the Licensed Product development and commercialization, a third-party arbitrator would be jointly retained to review the evidence and make an independent determination and such determination will be final[***].

Notwithstanding the foregoing, the Parties acknowledge that it might be commercially reasonable, under certain circumstances, for LICENSEE to determine not to launch a Licensed Product in a specific country, and failure under such circumstances to launch such Licensed Product shall not be a breach of this Agreement.

4. PAYMENTS

4.1 License Execution Fee. As partial consideration for the rights conveyed by BCM under the Original Agreement, LICENSEE paid BCM a non-refundable license fee of [***].

4.2 Responsibility for Legal Costs. In addition to the foregoing license execution fee, LICENSEE shall reimburse BCM for [***] Legal Costs incurred prior to execution of this Agreement. Such payment shall be due within [***] of receipt of invoice from BCM. As provided for in Section 9.1 herein, LICENSEE will be responsible for all Legal Costs incurred after the Original Agreement Date. LICENSEE’s share of Legal Costs shall be reduced on a pro-rata basis should BCM license additional fields of use to a third party(ies). BCM agrees to provide LICENSEE with [***] written notice should BCM license additional fields of use to other third parties. With respect to any disputed payment, such dispute shall be resolved via the Dispute Resolution process set forth in Section 14.

4.3 Royalty on Net Sales. In addition to the foregoing, LICENSEE shall pay BCM a royalty of Net Sales as set forth below. Collectively the royalty payments that are the subject of this Section 4.3 are termed “Royalties” for purposes of this Agreement and shall be due and payable as provided in Section 5 and delivered to BCM in accordance with the invoice instructions provided below.

(i) For Licensed Product comprising a [***]:

Condition	License Payment		[***]		[***]		Duration		Net Sales Level per Calendar Year
1	[	***]	[	***]	[	***]	[	***]	[	***]
2	[	***]	[	***]	[	***]	[	***]	[	***]
3	[	***]	[	***]	[	***]	[	***]	[	***]
4	[	***]	[	***]	[	***]	[	***]	[	***]
5	[	***]	[	***]	[	***]	[	***]	[	***]
6	[	***]	[	***]	[	***]	[	***]	[	***]
7	[	***]	[	***]	[	***]	[	***]	[	***]
8	[	***]	[	***]	[	***]	[	***]	[	***]

(ii) For or a Licensed Product comprising only one or more [***], the royalty table in (i) above shall apply except for Condition 8 where the royalty shall be [***]

4.4 Annual Maintenance Fee. In addition to the foregoing, LICENSEE agrees to pay to BCM an annual non-refundable maintenance fee on each anniversary of the Original Agreement Date according to the following schedule:

(i) [***] payable beginning on the [***] through the [***] anniversary of the Original Agreement Date; and

(ii) [***] payable beginning on the [***] anniversary of the Original Agreement Date and continuing thereafter. Such annual maintenance fee shall be fully credible against revenue from Royalties due in the same calendar year.

4.5 Milestone Payments. LICENSEE shall also pay BCM the following one-time milestone payments set forth below:

(i) For the Indication of treatment:

[***]

(ii) For the Indication of prevention:

[***]

(iii) For the Indication of prevention and/or treatment:

[***]

(iv) Definitions. The capitalized terms used in this Section 4.5 have the following meanings:

1. “Commercial Sale” means, with respect to a country, the first sale to a third party of a Licensed Product by a Selling Party after the granting of a Marketing Authorization with respect to such country.

2. “Indication” means a separate and distinct disease, disorder or condition in humans (a) that a Licensed Product is intended to treat or prevent, as evidenced by the investigation new drug application or by the protocol for a clinical trial of such Licensed Product or by the proposed Linseed Product labeling in an application for Marketing Authorization for such Licensed Product; or (b) that is contained in a Licensed Product’s labeling approved by a Regulatory Agency as part of the regulatory approval for such Licensed Product

3. “Regulatory Agency” means any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction, including the FDA.

(v) LICENSEE shall notify BCM in writing within [***] upon the achievement of each milestone. BCM will then invoice LICENSEE for payment of such milestone and LICENSEE shall pay the invoice within [***] upon receipt of the invoice. Milestones are to be paid regardless of whether LICENSEE or LICENSEE’s Sublicensee attains such milestone.

4.6 Sublicense Revenue Payments. In the event LICENSEE sublicenses the Subject Technology and Patent Rights under this Agreement, LICENSEE agrees to pay to BCM all Sublicensing Revenue received by LICENSEE according to the following schedule:

[***]

4.7 Payment Addresses. Payments sent by check are to be made payable to “Baylor College of Medicine” and shall be sent to the address below. If payments are sent by wire transfer, they shall be sent using wiring instructions provided in Appendix D. All payments shall reference BLG number(s) listed on the front page of the Agreement.

[***]

Payments shall be deemed received only upon confirmation that all funds have been received by the LICENSING GROUP as referenced above. LICENSEE hereby accepts responsibility for ensuring that payment is addressed correctly.

LICENSEE Payment Contact. For questions about payments, BCM can contact LICENSEE at the address below:

[***]

4.8 Payment Conditions. All payments due hereunder are payable in United States dollars. No transfer, exchange, collection or other charges, including any wire transfer fees, shall be deducted from such payments. For sales of Licensed Products in currencies other than the United States, LICENSEE shall use exchange rates published in The Wall Street Journal on the last business day of the [***] period that such payment is due.

4.9 Late Payments. Late payments shall be subject to a charge of [***] per month, the interest being compounded annually, or [***], whichever is greater. LICENSEE shall calculate the correct late payment charge, and shall add it to each such late payment. Said late payment charge and the payment and acceptance thereof shall not negate or waive the right of BCM to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment. LICENSEE shall indemnify BCM for all attorneys’ fees and costs BCM incurs in obtaining a full payment of that which is owed to BCM.

4.10 Taxes. LICENSEE may withhold from payment made to BCM under this Agreement any income tax required to be withheld by LICENSEE under the laws of the country or jurisdiction where LICENSEE has commercially sold Licensed Product(s). If any tax is withheld by LICENSEE, LICENSEE shall provide BCM receipts or other evidence of such withholding and payment to the appropriate tax authorities on a timely basis following that tax payment.

5. REPORTING

5.1 Annual Progress Report. No later than [***] after December 31 of each calendar year, LICENSEE shall provide to BCM a written annual progress report describing LICENSEE’s progress on all research and development and commercial activities, during the most recent twelve (12) month period ending December 31 and plans for the forthcoming year (“Annual Progress Report”). If multiple technologies are covered by the license granted hereunder, the progress report shall provide the information set forth above for each technology. At BCM’s request, LICENSEE shall also provide any reasonable additional data BCM requires to evaluate LICENSEE’s or its Sublicensee’s performance.

5.2 Notification of First Sale. LICENSEE shall notify BCM, in writing, of the date on which LICENSEE and the Sublicensees make a first sale of Licensed Products in each country in which it occurs within [***] of occurrence.

5.3 Royalty Reports. LICENSEE shall submit to BCM within [***] after March 31, June 30, September 30 and December 31, a written report on a form provided by BCM (a current version of which is attached as Appendix C) setting forth for such calendar quarter at least the following information:

(i) the number of Licensed Products sold by LICENSEE and Sublicensees in each country;

(ii) total billings for such Licensed Products;

(iii) the gross amount of monies or cash equivalent or other consideration which is received for sales, leases, licenses or other modes of transfer of Licensed Products by LICENSEE;

(iv) the identity of that consideration which is received instead of money for sales, leases, licenses or other modes of transfer of Licensed Products by LICENSEE;

(v) deductions from the gross amount as expressly permitted herein to determine the Net Sales thereof;

(vi) the amount of Royalties due thereon, or, if no Royalties are due to BCM for any reporting period, the statement that no Royalties are due;

(vii) the amount of Sublicensing Revenue received by LICENSEE; and

(viii) the amount of other payments due BCM, including but not limited to, milestone payments, minimum royalty payments and maintenance fee payments.

The royalty report shall be certified as correct by an officer of LICENSEE. After termination or expiration of this Agreement, LICENSEE will continue to submit royalty reports and payments to BCM as per LICENSEE’s obligations under this Agreement until all Licensed Products made, used, marketed, leased or imported under this Agreement have been sold.

5.4 Payment to Accompany Royalty Reports. LICENSEE shall pay to BCM with each such Royalty report the amount of Royalties and other payments due with respect to such calendar quarter. If multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which Subject Technology and Patent Rights are utilized for each Licensed Product included in the royalty report by citing the applicable BLG number listed on the front page of the Agreement.

5.5 Notification of Merger or Acquisition. In the event of acquisition, merger, change of corporate name, or change of make-up, organization, or identity, LICENSEE shall notify BCM in writing within [***] of such event.

5.6 Entity Status. If LICENSEE or Sublicensee does not qualify as a “small entity” as provided by the United States Patent and Trademark Office, LICENSEE must notify BCM [***].

6. TRANSFER OF SUBJECT TECHNOLOGY

6.1 Transfer Schedule. Upon receipt of the license fee described in Section 4.1, BCM shall, within [***] thereof, provide LICENSEE with reasonable quantities of the Subject Technology. The Parties understand and agree that BCM will use reasonable efforts to provide the Subject Technology within [***] of receipt of the license fee, however the Parties acknowledge that unforeseen circumstances might delay delivery and such failure to provide the Subject Technology based on such unforeseen circumstances shall not be considered a breach of this Agreement by BCM.

6.2 Transfer Address and Payment. Such Subject Technology shall be sent to the address below, via UPS overnight courier using LICENSEE’s courier account number [***].

[***]

7. RECORDS AND INSPECTION

7.1 Accounting Records. LICENSEE shall maintain, and shall cause its Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to BCM in relation to this Agreement, which records shall contain sufficient information to permit BCM to confirm the accuracy of any reports delivered to BCM and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [***] following the end of the calendar year to which they pertain.

7.2 Audit by BCM. During the Term of this Agreement as defined below and for a period of [***] thereafter, BCM or its representatives shall have the right to inspect the books and records of LICENSEE in conjunction with the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. The scope of such audit and inspection activities may include the review of records supporting activities performed by LICENSEE in conjunction with its obligations under this Agreement, as well as processes and related process internal controls and support systems, the quality and accuracy of which are directly related to the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. LICENSEE agrees to provide representatives of BCM reasonable access to books, records, systems and processes, and shall cooperate fully with BCM’s representatives in support of their inspection and audit activities during LICENSEE’s normal business hours. Prior to commencing an audit, BCM shall require the representatives performing the audit enter into an appropriate confidentiality agreement, obligating the representatives to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are not less restrictive than the obligations set forth in Section 17.

In respect for each audit of LICENSEE’s books and records: (i) the LICENSEE may be audited only [***] per year, (ii) no records for any given year for LICENSEE may be audited more than [***]; provided that the LICENSEE’s records shall still be made available if such records impact another financial year which is being audited, and (iii) BCM shall only be entitled to audit books and records of LICENSEE from the [***] years prior to the calendar year in which the audit request is made.

In order to initiate an audit for a particular calendar year, BCM must provide LICENSEE with written notice of one or more proposed dates of the audit not less than [***] prior to the first proposed date. LICENSEE will reasonably accommodate the scheduling of such audit and the Parties shall mutually agree on the audit date. LICENSEE shall provide BCM with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

7.3 Payment Deficiency. If a payment deficiency is determined, LICENSEE and its Sublicensee(s), as applicable, shall pay the outstanding amounts within [***] of receiving written notice thereof, plus interest on such outstanding amounts as described in Section 5.

7.4 Responsibility for Audit Costs. BCM will pay for any audit done under Section 7.2. However, in the event that the audit reveals an underpayment of Royalties or fees by more than [***] for the period being audited, the cost of the audit shall be paid by LICENSEE. If the underpayment is less than [***] but more than [***] for the period being audited, LICENSEE and BCM shall each pay [***] of the cost of the audit.

7.5 Use of Audit Information. Any information received by BCM pursuant to this Section 7 shall be deemed to be Confidential Information for the purposes of Section 17. Such information shall be used solely for the purpose for which the audit was conducted.

8. SUBLICENSES

All sublicenses granted by LICENSEE of its rights hereunder shall be consistent with and subject to the terms and conditions of this Agreement and LICENSEE shall remain fully responsible to BCM for the performance of its Sublicensees with respect to LICENSEE’s obligations under the terms of this Agreement. Any act or omission of a Sublicensee which would be a material breach of this Agreement if performed by LICENSEE shall be deemed to be a breach by LICENSEE of this Agreement susceptible to cure within the cure period specified in this Section 11.1. Each sublicense agreement granted by LICENSEE shall include an audit right of the same scope as provided in Section 7 hereof with respect to LICENSEE. LICENSEE shall give BCM prompt notification of the identity and address of each Sublicensee with whom it concludes a sublicense agreement and shall supply BCM with a copy of each such sublicense agreement.

9. PATENTS AND INFRINGEMENT

9.1 Patent Prosecution Responsibility. For the Term of this Agreement as defined below, BCM shall be responsible for filing, prosecuting and maintaining all patent applications and patents included in the Patent Rights, and LICENSEE agrees to pay all Legal Costs, which Legal Costs shall be reduced on a pro-rata basis on a patent or patent application basis should BCM license such patent or patent application in additional fields of use to any third party. BCM shall select all outside counsel for prosecution of the Patent Rights and such counsel shall represent BCM in such prosecution. For so long as LICENSEE is the sole licensee of any of the Patent Rights, BCM shall instruct its patent counsel to invoice LICENSEE directly for all such Legal Costs. LICENSEE agrees to pay all such invoices within [***] of receipt.

9.2 Notification of Intent Not to Pursue. In the event that LICENSEE decides not to pay for the costs associated with either: (i) the prosecution of certain patent applications within the Patent Rights to issuance or (ii) maintenance of any United States or foreign issued patent on the Patent Rights, LICENSEE shall timely notify BCM in writing thereof. LICENSEE’s right under this Agreement to practice the invention under the patent not being pursued shall immediately terminate upon the giving of such notice. If LICENSEE fails to notify BCM at least [***] prior to the deadline for taking any action for such patent or patent application, as the case may be, for BCM to assume said costs prior to the abandonment or expiration of any Patent Rights, LICENSEE shall be considered in default of this Agreement as per that Patent Right.

9.3 Notification of Patent Prosecution Action. BCM agrees to keep LICENSEE fully informed, at LICENSEE’s expense, of all prosecutions and other actions pursuant to this Section 9, including submitting to LICENSEE all serial numbers and filing dates, and copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that BCM is required to or otherwise intends to submit to a patent office with respect to a Patent Right, BCM shall act in good faith and provide a draft of such submission to LICENSEE for its review and comment as soon as reasonably practical prior to the deadline for, or the intended filing date of, such submission. LICENSEE shall have the right to review and comment upon any such submission by BCM to a patent office, and will provide such comments within [***] after receiving such submission (provided, that if no comments are received prior to the deadline for such submission, then BCM may proceed with such submission. BCM shall consider in good faith any suggestions or recommendations of LICENSEE concerning the preparation, filing, prosecution and maintenance thereof as may be applicable to the Field.

9.4 Extension of Patent Term for Licensed Products. LICENSEE shall have the first right, but not the obligation, to seek patent term extension, including supplemental protection certificates and the like available under Applicable Law, under the Patent Rights, for Licensed Product(s). BCM shall cooperate with LICENSEE in seeking patent term extensions for Licensed Product(s) under the Patent Rights covering the subject matter solely in the Field. All such actions shall be at LICENSEE’s expense.

9.5 Patent Procedures for Biosimilars. The Parties shall cooperate, at LICENSEE’s expense, with respect to, the content and submission of any patent listings in connection with patent linkage systems and/or a generic/biosimilar application filing, in each case in the Field, including providing the third party generic/biosimilar application with a list of patents that could reasonably be asserted; and a designation of patents available for license.

9.6 Cooperation. BCM agrees to reasonably cooperate with LICENSEE, at LICENSEE’s expense, to whatever extent is reasonably necessary to provide LICENSEE the full benefit of the license granted herein.

9.7 Infringement Procedures. During the Term of this Agreement as defined below, each Party shall promptly inform the other of any suspected infringement of any claims in the Patent Rights or the misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Subject Technology and/or Patent Rights by a third party (collectively “Third Party Activities”), and with respect to such activities as are suspected. Any action or proceeding against such third party shall be instituted as following:

(i) Except for proceedings involving the PC Patent rights in the [***] Exclusive Field, BCM shall have the right, but not the obligation, to institute an action or proceeding against Third Party Activities and defend any declaratory judgment action relating thereto. LICENSEE shall have the right, but not the obligation, to join any such suit, legal action or proceeding that is initiated by BCM, at

LICENSEE’s cost. If BCM fails to bring such an action or proceeding within a period of [***] after receiving notice or otherwise having knowledge of such Third Party Activities, then LICENSEE shall have the right, but not the obligation, to prosecute the same solely with respect to the activities in the Field at its own expense. BCM shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action, at LICENSEE’s cost. The Party not instituting the action or the proceeding (the “Non-Instituting Party”) will reasonably cooperate with the Party instituting the action or the proceeding (the “Instituting Party”) in such action. In addition, if the Non-Instituting Party cooperates in such action, such cooperation shall be at the Instituting Party’s sole expense. Should either BCM or LICENSEE commence action under the provisions of this Section 9.7 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such action or proceeding. Notwithstanding anything to the contrary contained herein, if BCM does not initiate any such suit, legal action or proceeding within the earlier of: (a) [***] after receiving notice under this Section 9.7(i), or (b) [***] before the time limit, if any, set forth in the applicable law or regulations for the filing of such suit, legal action or proceeding, whichever comes first, LICENSEE shall have the right, but not the obligation, to initiate, control and conduct any legal action or proceeding against such Third Party Activities and defend any declaratory judgment action relating thereto. Notwithstanding anything to the contrary contained herein, the Parties agree that in no event shall Kuur Therapeutics have any right to bring any suit, action or proceeding with respect to any matter solely involving infringement of any product in the [***] Non-Exclusive Field. All recoveries, whether by judgment, award, decree or settlement, from infringement or misuse of Subject Technology and/or Patent Rights under this Section 9.7(i) shall be apportioned as follows: (a) the Instituting Party shall first recover an amount equal the costs and expenses incurred by such Party directly related to the prosecution of such action or proceeding, (b) the Non-Instituting Party shall then recover costs and expenses incurred by such Party, if any, directly related to its cooperation in the prosecution of such action or proceeding and (c) the remainder shall be shared by the parties, with the Party bringing the action allocated [***] and the Party cooperating in such action allocated [***] of such amounts, such amount not to exceed [***].

(ii) In the case of an action pursuant to 9.5 (i), BCM and LICENSEE may decide to jointly prosecute an action or proceeding after it has been instituted by one Party. The action shall then be continued in the name or names they both agree is expedient for efficient prosecution of such action. Alternatively, BCM and LICENSEE may agree to jointly institute an action against Third Party Activities. LICENSEE and BCM shall agree to the manner in which they shall exercise control over any joint action or proceeding, providing however that if they cannot agree BCM shall have the right to unilaterally decide on control. In such joint action or proceeding, the out-of-pocket costs shall be borne equally, and any recovery or settlement shall be shared equally.

(iii) In the case of an action or proceeding involving the PC Patents in the [***] Exclusive Field, LICENSEE shall have the first right, but not the obligation, to institute an action or proceeding against Third Party Activities and defend any declaratory judgment action relating thereto. If LICENSEE fails to bring such an action or proceeding within a period of [***] after receiving notice or otherwise having knowledge of such Third Party Activities, then BCM shall have the right, but not the obligation, to bring such an action or proceeding within a period of [***] after LICENSEE fails to prosecute the same at its own expense, and LICENSEE may decide to jointly prosecute such action with BCM. [***] Exclusive Field [***] Non-Exclusive Field.

(iv) [***] Exclusive Field. [***] Exclusive Field [***] Exclusive Field [***]

9.8 Consent to Settle. Neither BCM nor LICENSEE shall settle any action covered by Section 9.7 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld. [***] Exclusive Field.

9.9 Defense of Infringement Claims. If any third party asserts a claim, demand, action, suit or proceeding against LICENSEE (or any of its Sublicensees), alleging that any Licensed Product, the use or practice of the Subject Technology or Patent Rights, infringes, misappropriates or violates the intellectual property rights of any Person (any such claim, demand, action, suit or proceeding being referred to as and “Infringement Claim”), LICENSEE shall promptly notify BCM in writing specifying the facts, to the extent known, in reasonable detail. In the case of any such Infringement Claim, LICENSEE shall assume control of the defense and shall have the exclusive right to settle any Infringement Claim against LICENSEE without the consent of BCM; provided, however, if such settlement requires any payment from BCM or decrease in BCM’s rights under this Agreement, LICENSEE shall be required to obtain BCM’s consent, which consent will not be unreasonably withheld.

9.10 Liability for Losses. BCM shall not be liable for any losses incurred as the result of an action for infringement brought against LICENSEE or the permitted licensee or sublicensee as the result of LICENSEE or the permitted licensee or sublicensee’s exercise of any right granted under this Agreement, except to the extent such losses arise from or result from BCM’s material breach of this Agreement or willful misconduct. The decision to defend or not defend shall be in LICENSEE or the permitted licensee or sublicensee’s sole discretion.

10. TERM

Unless sooner terminated as otherwise provided in Section 11, the license to employ Patent Rights and Subject Technology granted herein as part of Section 2 shall expire on a country-by-country basis, on the later of (i) the date of expiration of the last Valid Claim of the Patent Rights to expire that covers such Licensed Product in such country or (ii) the first date following the [***] anniversary of the first commercial sale of such Licensed Product by LICENSEE in such country (“Term”). After such expiration, but not termination, LICENSEE shall have a perpetual, paid-in-full (i.e., royalty-free) license in such country.

11. TERMINATION

11.1 Termination for Default. In the event of material default or failure by LICENSEE of its overall obligations under this Agreement to perform any of the terms, covenants or provisions of this Agreement, including failure to make timely payment, taken as a whole, LICENSEE shall have [***] after BCM has provided written notice of such material default or failure to correct such default. If such material default or failure is not corrected within the said [***] period, BCM shall have the right, at its option, to cancel and terminate this Agreement. The failure of BCM to exercise such right of termination, for non-payment of Royalties/fees or otherwise, shall not be deemed to be a waiver of any right BCM might have, nor shall such failure preclude BCM from exercising or enforcing said right upon any subsequent failure by LICENSEE.

(i) Notwithstanding the foregoing, if a material default or failure is not susceptible to cure within the cure period specified in this Section 11.1, BCM’s right of termination shall be suspended only if, and for so long as, (i) LICENSEE has provided BCM with a written plan that is reasonably calculated to effect a cure, (ii) such plan is reasonably acceptable to BCM, provided acceptance of such a plan is at BCM’s sole but reasonable discretion; and (iii) LICENSEE commits to and does carry out such a plan; provided, however, that, unless mutually agreed by the Parties in such plan, in no event shall such suspension of the BCM’s right to terminated extend beyond [***] after the original cure period.

(ii) Notwithstanding the foregoing, if either Party is alleged to be in material breach and disputes such termination through the dispute resolution procedures set forth in this Agreement, then the other Party’s right to terminate this Agreement shall be tolled for so long as such dispute resolution procedures are being pursued by the allegedly breaching Party in good faith, and if it is finally and conclusively determined that the allegedly breaching Party is in material breach, then the breaching Party shall have the right to cure such material breach after such determination within the cure period provided in this Section 11.1.

11.2 Termination for Insolvency. BCM shall have the right, at its option, to cancel and terminate this Agreement in the event that LICENSEE shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for LICENSEE and LICENSEE shall, after the expiration of [***] following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings.

11.3 Termination by Licensee. LICENSEE shall have the right in its sole discretion to terminate this Agreement upon [***] written notice to BCM.

11.4 Effect of Termination. Subject to Section 10, in the event of termination of this Agreement, but not expiration, all rights to the Subject Technology and Patent Rights shall revert to BCM. At the date of any early termination of this Agreement, LICENSEE and any Sublicensee shall immediately cease using any of the Subject Technology and Patent Rights and LICENSEE and any Sublicensee shall immediately destroy the Subject Technology and send to BCM a written affirmation of such destruction signed by an officer of LICENSEE and each Sublicensee; provided, however, that LICENSEE or Sublicensee may sell any Licensed Products actually in the possession of LICENSEE or Sublicensee on the date of termination, provided that LICENSEE and Sublicensee continues to submit royalty reports to BCM and pays to BCM the Royalties on all such sales in accordance with Section 5.3 with respect thereto and otherwise complying with the terms of this Agreement and sell all Licensed Products within [***] after the effective date of termination.

11.5 Effect of Termination on Sublicensees. LICENSEE shall provide, in all sublicenses granted by it under this Agreement, that LICENSEE’s interest in such sublicenses shall, at BCM’s option, terminate or be assigned to BCM upon termination of this Agreement.

11.6 No Refund. In the event this Agreement is terminated pursuant to this Section 11, or expires as provided for in Section 10, BCM is under no obligation to refund any payments made by LICENSEE to BCM prior to the effective date of such termination or expiration.

11.7 Survival of Termination. No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination. The obligations of Sections 4, 5, 7, 11, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement.

12. ASSIGNABILITY

Without the prior written approval of BCM, which will not be unreasonably withheld, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person or entity whether voluntarily or involuntarily, by operation of law or otherwise. Notwithstanding the foregoing, LICENSEE may assign this Agreement and its rights and obligations hereunder without BCM’s consent, (i) in connection with the transfer or sale of all or substantially all of its assets or the business of LICENSEE to which this Agreement relates or (ii) to any Affiliate; so long as LICENSEE gives BCM prompt notice of such action and the successor entity or Affiliate, as the case may be, acknowledges its consent and agreement to the terms of this Agreement in writing before such assignment; and so long as such action is not entered into solely to satisfy creditors of LICENSEE. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, legal representatives and assignees of each of the Parties.

13. GOVERNMENTAL COMPLIANCE

13.1 Compliance with Applicable Laws. LICENSEE shall at all times during the Term of this Agreement and for so long as it shall use the Subject Technology and/or Patent Rights, or sell Licensed Products, comply and cause its Sublicensees to comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of the Subject Technology, Patent Rights, Licensed Products or any other activity undertaken pursuant to this Agreement.

13.2 Requirement for U.S. Manufacture. LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

13.3 Export Control Regulations. The Subject Technology is subject to, and LICENSEE agrees to comply in all respects with, U.S. law including but not limited to U.S. export controls under the Export Administration Regulations (15 C.F.R. Part 734 et seq.) and U.S. economic sanctions and embargoes codified in 31 C.F.R. Chapter V. LICENSEE agrees that LICENSEE bears sole responsibility for understanding and complying with current U.S. trade controls laws and regulations as applicable to its activities subject to this Agreement. Without limitation on the general agreement to comply set forth in the first sentence of this Section 13.3, LICENSEE agrees not to sell any goods, services, or technologies subject to this Agreement, or to release or disclose or re-export the same: (i) to any destination prohibited by U.S. law, including any destination subject to U.S. economic embargo; (ii) to any end-user prohibited by U.S. law, including any person or entity listed on the U.S. government’s Specially Designated Nationals list, Denied Parties List, Debarred Persons List, Unverified List, or Entities List; (iii) to any foreign national in the U.S. or abroad without prior license if required; or (iv) to any user, for any use, or to any destination without prior license if required.

14. DISPUTE RESOLUTION

14.1 Amicable Resolution. The Parties shall attempt to settle any controversy between them amicably. To this end, a senior executive from each Party shall consult and negotiate to reach a solution. The Parties agree that the period of amicable resolution shall toll any otherwise applicable statute of limitations.

14.2 Failure to Amicably Resolve. If the senior executives from each Party fail to meet or if the matter remains unresolved for a period of [***], the parties hereby irrevocably submit to the jurisdiction of a state or federal court of competent jurisdiction in Houston, and, by execution and delivery of this Agreement, each (a) accepts, generally and unconditionally, the jurisdiction of such court and any related appellate court and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

14.3 Construction and Jurisdiction. This Agreement shall be deemed to be subject to, and have been made under, and shall be construed and interpreted in accordance with the laws of the [***]. No conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered. This Agreement is performable in part in [***], and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in [***], and agree that any litigated dispute will be conducted solely in such courts.

15. NOTICES

15.1 Addresses for Notices. All notices, reports or other communication pursuant to this Agreement shall be sent to such Party via (i) United States Postal Service postage prepaid, (ii) overnight courier, or (iii) facsimile transmission, addressed to it at its address set forth below or as it shall designate by written notice given to the other Party. Notice shall be sufficiently made, or given and received (a) on the date of mailing or (b) when a facsimile printer reflects transmission.

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15.2 Use of Reference Number. Each such report, notice or other communication shall include BLG number(s) listed on the front page of this Agreement.

16. INDEMNITY, INSURANCE & WARRANTIES

16.1 INDEMNITY.

(i) EACH PARTY SHALL NOTIFY THE OTHER OF ANY CLAIM, LAWSUIT OR OTHER PROCEEDING RELATED TO THE SUBJECT TECHNOLOGY AND PATENT RIGHTS. LICENSEE AGREES THAT IT WILL DEFEND, INDEMNIFY AND HOLD HARMLESS BCM, ITS FACULTY MEMBERS, SCIENTISTS, RESEARCHERS, EMPLOYEES, STUDENTS, OFFICERS, TRUSTEES AND AGENTS AND EACH OF THEM (THE “INDEMNIFIED PARTIES”), FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, LAWSUITS OR OTHER PROCEEDINGS (THE “BCM CLAIMS”) FILED OR OTHERWISE INSTITUTED AGAINST ANY OF THE INDEMNIFIED PARTIES RELATED DIRECTLY OR INDIRECTLY TO OR ARISING OUT OF THE DESIGN, PROCESS, MANUFACTURE OR USE OF THE LICENSED PRODUCTS EVEN THOUGH SUCH BCM CLAIMS AND THE COSTS (INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION OR OTHER DEFENSE) RELATED THERETO RESULT IN WHOLE OR IN PART FROM THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES OR ARE BASED UPON DOCTRINES OF STRICT LIABILITY OR PRODUCT LIABILITY; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ANY BCM CLAIMS ARISING FROM THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF ANY INDEMNIFIED PARTY. LICENSEE WILL ALSO ASSUME RESPONSIBILITY FOR ALL REASONABLE COSTS AND EXPENSES RELATED TO SUCH BCM CLAIMS FOR WHICH IT IS OBLIGATED TO INDEMNIFY THE INDEMNIFIED PARTIES PURSUANT TO THIS SECTION 16.1, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION OR OTHER DEFENSE.

(ii) LICENSEE FURTHER AGREES NOT TO SETTLE ANY CLAIM AGAINST AN INDEMNIFIED PARTY WITHOUT THE INDEMNIFIED PARTY’S WRITTEN CONSENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. LICENSEE FURTHER AGREES TO KEEP THE INDEMNIFIED PARTIES FULLY APPRISED OF THE BCM CLAIMS.

16.2 Insurance.

(i) LICENSEE shall maintain insurance with creditworthy insurance in accordance with Applicable Laws against such risks and consistent with prevailing business practices utilized by Person’s of similar size, type and stage of development to develop products similar to the Licensed Products and reasonable in light of LICENSEE’S level of resources, business operations and availability of coverage, which coverage shall not be less than: (a) worker’s compensation insurance within statutory limits, (b) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than [***] per occurrence with an annual aggregate of [***] and (c) upon initiation of any human clinical study, products liability insurance, with limits of not less than [***] per occurrence with an annual aggregate of [***].

(ii) At such time that LICENSEE receives commercialization approval from a national regulatory body for any Licensed Product(s), LICENSEE shall for so long as LICENSEE manufactures, uses or sells any Licensed Product(s), maintain in full force and effect policies of (a) worker’s compensation insurance within statutory limits, (b) employers’ liability insurance with limits of not less than [***] per occurrence, (c) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than [***] per occurrence with an annual aggregate of [***] and (d) products liability insurance, with limits of not less than [***] per occurrence with an annual aggregate of [***].

(iii) Such coverage(s) shall be purchased from a carrier or carriers having an A. M. Best rating of at least [***] and shall name BCM as an additional insured. LICENSEE shall provide to BCM copies of certificates of insurance within [***] after execution of this Agreement. Upon request by BCM, LICENSEE shall provide to BCM copies of said policies of insurance. It is the intention of the Parties hereto that LICENSEE shall, throughout the Term of this Agreement and for any period in which the statute of limitations has not expired, continuously and without interruption, maintain in force the required insurance coverages set forth in this Section 16.2. Failure of LICENSEE to comply with this requirement shall constitute a default of LICENSEE allowing BCM, at its option, to immediately terminate this Agreement.

(iv) BCM reserves the right to request additional policies of insurance where appropriate and commercially reasonable in light of LICENSEE’s business operations and availability of coverage, in which case the Parties will negotiate in good faith a mutually agreed amendment to this Section 16.2.

16.3 NO WARRANTY. LICENSEE ACKNOWLEDGES THAT BCM DOES NOT PROVIDE ANY WARRANTIES AND THAT LICENSEE TAKES THE PATENT RIGHTS AND SUBJECT TECHNOLOGY ON AN “AS IS” BASIS.

16.4 DISCLAIMER OF WARRANTY. BCM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS AND BCM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS OR OF THE ENFORCEABILITY OF ANY PATENTS ISSUING THEREUPON, IF ANY, OR THAT THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS ARE OR SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER RIGHTS OF THIRD PARTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS UNDER ANY PATENTS OF BCM OTHER THAN THE PATENT RIGHTS, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS.

17.	CONFIDENTIALITY

17.1 Scope. The Receiving Party shall not, directly or indirectly, disclose, divulge or reveal to any Person the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent. Receiving Party shall maintain the Disclosing Party’s Confidential Information in confidence and use the same only in accordance with this Agreement. Employees, agents or subcontractors of Receiving

Party shall be given access to the Disclosing Party’s Confidential Information only on a legitimate “need to know” basis and after agreeing to be bound in writing to not divulge or reveal the Disclosing Party’s Confidential Information. The public disclosure by a Receiving Party with the permission of the Disclosing Party of any one component of that which was identified as or constituted the Confidential Information of the Disclosing Party shall not prevent the other components from retaining their status as Confidential Information and the property of the Disclosing Party.

17.2 Exclusion. Such obligation of confidentiality shall not apply to information which the Receiving Party can demonstrate that (i) was at the time of disclosure in the public domain; (ii) has come into the public domain after disclosure through no fault of the Receiving Party; (iii) was known to the Receiving Party prior to disclosure thereof by the Disclosing Party; (iv) was lawfully disclosed to the Receiving Party by a third party which was not under an obligation of confidence to the Disclosing Party with respect thereto; (v) was approved for public release by prior written permission of the Disclosing Party; or (vi) is required to be submitted to a governmental agency for the purpose of obtaining product approval, provided that the recipient will make a good faith attempt to obtain confidential treatment of the information by such agency.

17.3 Compliance with Applicable Law. If the recipient of Confidential Information becomes legally compelled to disclose any Confidential Information in order to comply with Applicable Laws or with an order issued by a court or regulatory body with competent jurisdiction, the recipient shall (x) provide prompt written notice to the disclosing Party so that the disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 17; and (y) disclose only the portion of Confidential Information that is legally required to furnish; provide that, in connection with such disclosure, the recipient shall use Commercially Reasonable Efforts to obtain assurance that confidential treatment will be given with respect to such Confidential Information. If any Party is required to file this Agreement with any Governmental Authority, such Party shall redact the terms of this Agreement to the extent possible in order to keep particularly sensitive provisions confidential.

17.4 Confidentiality of Agreement. Unless otherwise provided for in this Agreement, the Parties agree that this Agreement and its terms are to be considered Confidential Information and shall be treated as such.

17.5 Return and Destruction. Upon the termination or expiration of this Agreement, upon the request of the Disclosing Party, the Receiving Party shall promptly redeliver to the Disclosing Party all Confidential Information provided to the Receiving Party in tangible form or destroy the same and certify in writing that such destruction occurred; provided, however, that nothing in this Agreement shall require the alteration, modification, deletion or destruction of computer backup tapes made in the ordinary course of business. All notes or other work product prepared by the Receiving Party based upon or incorporating Confidential Information of the Disclosing Party shall be destroyed, and such destruction shall be certified in writing to the Disclosing Party. Notwithstanding the foregoing, legal counsel to the Receiving Party shall be permitted to retain in its files one copy of all Confidential Information to evidence the scope of and to enforce the Party’s obligation of confidentiality under this Section 17.

17.6 Prior Agreements. The provisions of this Section 17 shall supersede and replace any prior agreement between the Parties related to Confidential Information covered hereby, including, for the avoidance of doubt, that certain Exclusive Option Agreement dated November 6, 2014, by and between BCM and LICENSEE.

18. ADDITIONAL PROVISIONS

18.1 Use of BCM Name. LICENSEE agrees that it shall not use in any way the name of “Baylor College of Medicine” or any logotypes or symbols associated with BCM or the names of any of the scientists or other researchers at BCM without the prior written consent of BCM.

18.2 Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, LICENSEE shall mark, and shall cause its Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.

18.3 BCM’s Disclaimers. Neither BCM, nor any of its faculty members, scientists, researchers, employees, students, officers, trustees or agents assume any responsibility for the manufacture, product specifications, sale or use of the Subject Technology, Patent Rights or Licensed Products which are manufactured by or sold by LICENSEE unless subject to other agreements between BCM and LICENSEE.

18.4 Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

18.5 Non-Waiver. The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

18.6 Reformation. The Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries, and that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto, in a final, unappealable order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto. In lieu of such inoperative words, sentences, paragraphs or clauses, or combination of clauses, there will be added automatically as part of this Agreement, a valid, enforceable and operative provision as close to the original language as may be possible which preserves the economic benefits to the Parties.

18.7 Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, terrorism, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

18.8 Section and Section Headings. The section and paragraph headings used in this Agreement are intended for purposes of reference and convenience only, and shall not factor into any interpretation of the Agreement.

18.9 Option Agreement. The execution of this Agreement hereby supersedes, terminates and nullifies the Exclusive Option Agreement dated November 6, 2014, by and between BCM and LICENSEE.

18.10 Entire Agreement. The terms and conditions herein constitute the entire agreement between the Parties and shall supersede all previous agreements, whether electronic, oral or written, between the Parties hereto with respect to the subject matter hereof. No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement. Electronic communication between the Parties shall not constitute an agreement of understanding, unless it is subsequently reduced to writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

LICENSEE

Name:
David Hallal
Title:	President and CEO

Date:

BAYLOR COLLEGE OF MEDICINE

Name:
Michael B Dilling
Title:	Exec. Dir. Baylor Licensing Group
Date:	05/11/2020

Appendix A

BCM’s Patent Applications and Patents

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A-1

Appendix B

Subject Technology

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Appendix C

Royalty Report

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APPENDIX D

FORM OF INVOICE

Baylor Licensing Group
One Baylor Plaza
BCM210-600D
INVOICE	Houston, TX 77030
Phone: 713-798-6821
Fax: 713-798-1252

PLEASE NOTE CHANGE OF ADDRESS FOR ALL PAYMENTS

DATE

RE:	XXXXXXXXXXXXX Fee

BLG #

Dear:

Please let this letter serve as an INVOICE for the XXXXXXXXXX fee of $XXXX for the above-referenced technology, as stated in the License Agreement, between LICENSEE and Baylor College of Medicine. [***]

Please make the check payable to Baylor College of Medicine Please address payment to the address listed below and include BLG ref [***] on all payments.

Should you choose to send payment via wire; I have attached a copy of our wire transfer instructions for your convenience.

[***]

I appreciate your attention to this matter.

Best regards,

Nellie Villarreal

Administrative Coordinator

/nv

ALL WIRE TRANSFER FEES ARE TO BE PAID BY THE SENDER (NOT

BAYLOR COLLEGE OF MEDICINE).

Wire Instructions (Incoming)

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APPENDIX E

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